Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference, in the Registration Statement on Form S-8 pertaining to the 2011 Equity Incentive Plan of AcelRx Pharmaceuticals, Inc., of our reports dated March 7, 2019, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of AcelRx Pharmaceuticals, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ OUM & CO. LLP

San Francisco, California

March 7, 2019